SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 19, 2004 (May 19, 2004)

Mission Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-09498	76-0437769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Lamar

Suite 1455

Houston, Texas 77010-3039

(Address and Zip Code of Principal Executive Offices)

(713) 495-3000

(Registrant’s telephone number, including area code)

Item 12. Results of Operations and Financial Condition.

The Company is adding EBITDA and Discretionary Cash Flow guidance for the full year of 2004 as follows based on the following assumptions (i) $33.00/$5.50 NYMEX prices for the remainder of 2004 with an oil differential of $0.92 and gas differential of $0.10, (ii) all production and expense numbers use mid-point of guidance previously disclosed and (iii) 50% of discretionary cash flow above capital expenditures of $34MM used to reduce debt.

Full-Year 2004
EBITDA	$67.8 million
Discretionary Cash Flow	$49.8 million

MISSION RESOURCES

NON-GAAP DISCLOSURE RECONCILIATION

(Amounts in milions)

Guidance Annual 2004
NET CASH PROVIDED BY OPERATING ACTIVITIES (see Note A)	$54.9
Change in assets and liabilities	(5.1)

DISCRETIONARY CASH FLOW (see Note B)	$49.8

NET INCOME (see Note A)	$2.5
Interest expense (1)	18.0
Amort. of deferred financing costs and bond prem. (1)	2.0
Income tax expense (benefit)	1.4
Depreciation, depletion and amortization	44.2
1Q 2004 Non-cash adjustments	(0.3)

ADJUSTED EBITDA (see Note B)	$67.8

(1)	Included in interest expense

NOTE A - For this purpose, net cash provided by operating activities and net income have been calculated using only information contained in public guidance provided by the company. There may be material cash or non-cash items which affect net cash provided by operating activities and net income that have been excluded from guidance and this calculation.

NOTE B - Management believes that adjusted earnings before interest, taxes and non-cash items and discretionary cash flow are relevant and useful information, which are commonly used by analysts, investors and other interested parties in the oil and gas industry. Accordingly, we are disclosing this information to permit a more comprehensive analysis of our operating performance and liquidity, and as an additional measure of Mission’s ability to meet its future requirements for debt service, capital expenditures and working capital. Adjusted earnings before interest, taxes and non-cash items and discretionary cash flow should not be considered in isolation or as a substitute for net income, cash flow provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles (“GAAP”) or as a measure of our profitability or liquidity. Adjusted earnings before interest, taxes and non-cash items and discretionary cash flow exclude components that are significant in understanding and assessing our results of operations and cash flows. In addition, adjusted earnings before interest, taxes and non-cash items and discretionary cash flow are not terms defined by GAAP and, as a result, our measures of adjusted earnings before interest, taxes and non-cash items and discretionary cash flow might not be comparable to similarly titled measures used by other companies.

This Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission. Mission undertakes no duty to update or revise these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION RESOURCES CORPORATION

Date: May 19, 2004	By:	/s/ Ann Kaesermann
	Name:	Ann Kaesermann
	Title:	Vice President Accounting and Investor Relations, CAO